Exhibit 4.36

Mr ID Cockerill and Mr N Holland

Gold Fields Limited

26 April 2007

Dear Ian and Nick

1.	In a letter addressed to you and dated 30 March 2007 (“Original Letter”). Gold Fields and GFIMSA, amongst others, agreed, inter alia, but subject to the fulfilment of the Conditions Precedent, to certain amendments to the Current Mezz SPV Loan Agreement, the Current Sponsor Support Agreement and the Current Covenants Agreement in consequence of the Afripalm Transaction.

2.	The Parties have agreed to amend the Original Letter on the terms stipulated in this letter.

3.	Clause 32.2 of the Original Letter states that no addition to, variation or agreed cancellation of the Original Letter shall be of any force or effect unless reduced to writing and signed by or on behalf of the Parties.

4.	Notwithstanding 3, each of Mvela Holdings, Mvela Resources, Mvela Gold, Afripalm Resources (Proprietary) Limited, Afripalm1, Afripalm2, Gold Fields, GFIMSA, Gold Fields Holding Company (BVI) Limited and Gold Fields Australia (Proprietary) Limited shall, on signature of this letter by it, be bound by this letter (as against each other) and shall (as against each other) remain bound thereby, even if this letter is not signed by any of the other Parties listed in annexure A hereto.

5.	The terms defined in the Original Letter shall apply mutatis mutandis to this letter.

6.	The Original Letter is hereby amended by replacing the date “30 April 2007” in each of clauses 24.1.2 to 24.1.6 (both inclusive) thereof with the date “31 May 2007”.

7.	Save as provided in 6, the provisions of the Original Letter shall remain unaltered and of full force and effect. If there is any conflict between the provisions of this letter and the provisions of the Original Letter, then the provisions of this letter shall prevail.

8.	This letter constitutes the sole record of its subject matter.

9.	No addition to, variation, novation or agreed cancellation of any provision of this letter shall be binding on the Parties unless reduced to writing and signed by or on behalf of the Parties.

10.	No indulgence or extension of time which any Party (“Grantor”) may grant to any other shall constitute a waiver of or, whether by estoppel or otherwise, limit any of the existing or future rights of the Grantor in terms hereof, save in the event and to the extent that the Grantor has signed a written document expressly waiving or limiting such right.

11.	Without prejudice to any other provision of this letter, any successor-in-title, including any executor, heir, liquidator, judicial manager, curator or trustee, of either of the parties shall be bound by this letter.

12.	The signature by each Party of a counterpart of this letter shall be as effective as if each Party had signed the same document as the others.

13.	No Party shall be entitled to cede, assign, transfer, encumber or delegate any of its rights, obligation and/or interest in, under or in terms of this letter to any third party without the prior written consent of the others.

Yours sincerely

Mr P L Zim

We, Newshelf 848 (Proprietary) Limited, agree to the provisions of this letter who warrants that he is duly authorised hereto
Date

We, Newshelf 849 (Proprietary) Limited, agree to the provisions of this letter who warrants that he is duly authorised hereto
Date

2

ANNEXURE A

OTHER PARTIES

Mvelaphanda Gold (Proprietary) Limited

who warrants that he is duly authorised hereto

26 - 04 - 2007

GFIMSA Mining South Africa (Proprietary) Limited

who warrants that he is duly authorised hereto

2007

Gold Fields Holding Company (BV1) Limited

who warrants that he is duly authorised hereto

2007

Gold Fields Australia Proprietary Limited

who warrants that he is duly authorised hereto

2007

GFL Mining Services Limited

who warrants that he is duly authorised hereto

2007

Micawber 325 (Proprietary) Limited

who warrants that he is duly authorised hereto

2007

Public Investment Commissioners

who warrants that he is duly authorised hereto

2007

International Finance Corporation

We, Afripalm Resources (Proprietary) Limited, agree to the provisions of this letter who warrants that he is duly authorised hereto
Date

We, The Phalali Investment Trust, agree to the provisions of this letter who warrants that he is duly authorised hereto
Date

We, Mvelaphanda Resources Limited, agree to the provisions of this letter who warrants that he is duly authorised hereto

Date	26-04-2007

We, Mvelaphanda Holdings (Proprietary) Limited, agree to the provisions of this letter who warrants that he is duly authorised hereto

Date

We, Gold Fields Limited, agree to the provisions of this letter who warrants that he is duly authorised hereto
Date

3

who warrants that he is duly authorised hereto

2007

Industrial Development Corporation of South Africa Limited

who warrants that he is duly authorised hereto

2007

JP Morgan Securities South Africa (Proprietary) Limited

who warrants that he is duly authorised hereto

2007

Indwa Investments Limited

who warrants that he is duly authorised hereto

2007

Barclays Bank plc South African Branch

who warrants that he is duly authorised hereto

2007

FirstRand Bank Limited (acting through its Rand Merchant Bank and FNB Corporate Divisions)

who warrants that he is duly authorised hereto

2007

The Trustees for the time being of the West Street 7 Trust

2007	who warrants that he is duly authorised hereto

2

Berog Credit (Pty) Ltd

who warrants that he is duly authorised hereto

2007

Calyon Corporate and Investment Bank, South Africa Branch

who warrants that he is duly authorised hereto

2007

Commerzbank AG, Johannesburg Branch

who warrants that he is duly authorised hereto

2007

3